Exhibit 10.3

Execution Version

RECYCLING COMMITMENT AGREEMENT

This Recycling Commitment Agreement (this “Agreement”) is made as of September 19, 2021, by and between CGC Sponsor LLC, a Cayman Islands limited liability company (the “Sponsor”), and Cartesian Growth Corporation, an exempted company limited by shares incorporated under the laws of the Cayman Islands (whose name is expected to change to Alvarium Tiedemann Capital, Inc. and whose jurisdiction of registration will be changed from the Cayman Islands to the State of Delaware pursuant to a domestication upon the closing of the Transaction (as defined below)) (the “Company”).

WHEREAS, the Company and the Target Companies (as defined below) intend to enter into that certain business combination (the “Transaction”), pursuant to the Business Combination Agreement, dated as of September 19, 2021, by and among the Company, Rook MS LLC, a Delaware limited liability company (“Umbrella Merger Sub”), Tiedemann Wealth Management Holdings, LLC, a Delaware limited liability company (“TWMH”), TIG Trinity GP, LLC, a Delaware limited liability company (“TIG GP”), TIG Trinity Management, LLC, a Delaware limited liability company (“TIG MGMT” and, together with TIG GP, the “TIG Entities”), Alvarium Investments Limited, an English private limited company (“Alvarium” and, together with TWMH and the TIG Entities, the “Target Companies” each a “Target Company”), and Alvarium Tiedemann Capital, LLC, a Delaware limited liability company (“Umbrella”); and

WHEREAS, the Sponsor and the Company wish to memorialize their intention for the Sponsor to acquire shares of the Company’s Class A ordinary shares, par value $0.0001 per share (the “Class A Ordinary Shares”), such that those shares shall not be redeemed for a pro rata portion of the cash held in the Company’s trust account in connection with the consummation of the Transaction.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Commitment.

(a) The Sponsor agrees that it shall, as soon as practicable (and in any event at least two (2) Business Days) prior to the date of the special meeting of the Company’s shareholders to vote on the Transaction (the “Special Meeting”), purchase Class A Ordinary Shares (such purchased shares, the “Commitment Shares”) from all third-party holders of Class A Ordinary Shares that have been identified by the Sponsor as sellers of Class A Ordinary Shares at a price of no more than $10.00 per share (such shareholders, the “Redeeming Shareholders”), to the extent such Commitment Shares are available for purchase; provided that the aggregate purchase price of the Commitment Shares shall not exceed $12,500,000. To the extent that the Sponsor purchases any such Class A Ordinary Shares from Redeeming Shareholders that have exercised their redemption rights, the Sponsor shall require that, as a condition of any such purchase, such Redeeming Shareholder withdraws its election to exercise redemption rights with respect to any and all shares of Class A Ordinary Shares being purchased by the Sponsor with respect to the Transaction.

(b) Upon the request of the Company, whether at or before the closing date of the Transaction (the “Closing Date”), the Sponsor shall provide all documentary evidence reasonably requested by the Company, including a broker certification, to confirm (i) the number of Commitment Shares, (ii) that the Sponsor owns such Commitment Shares, and (iii) any such shares as to which redemption rights had previously been exercised have been effectively withdrawn from redemption with respect to the Transaction.

(c) For the purposes of this Agreement, a “Business Day” means any day, except Saturday or Sunday, on which banks are not required or authorized to close in New York, New York or London, England.

2. Termination. In the event that the closing of the Transaction does not occur for any reason, this Agreement shall be terminated with no further force or effect.

3. Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the transactions contemplated by this Agreement.

4. Representations and Warranties. The Sponsor represents and warrants to the Company that this Agreement has been duly authorized, validly executed and delivered by the Sponsor and, assuming that this Agreement constitutes the valid and binding obligation of the Company, is the valid and binding obligation of the Sponsor and is enforceable against the Sponsor in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.

5. Miscellaneous.

(a) Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three Business Days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

if to the Sponsor, to:

CGC Sponsor LLC

505 Fifth Avenue, Suite 1500

New York, NY 10017

Attention: Peter Yu

Email: peter@cartesiancapital.com

with a copy (which copy shall not constitute notice) to:

Greenberg Traurig, LLP

MetLife Building

200 Park Avenue

New York, NY 10166

Attention: Alan I. Annex

Adam Namoury

Email: annexa@gtlaw.com

namourya@gtlaw.com

if to the Company, to:

Cartesian Growth Corporation

505 Fifth Avenue, Suite 1500

New York, NY 10017

Attention: Peter Yu

Email: peter@cartesiancapital.com

with a copy (which copy shall not constitute notice) to:

Greenberg Traurig, LLP

MetLife Building

200 Park Avenue

New York, NY 10166

Attention: Alan I. Annex

Adam Namoury

Email: annexa@gtlaw.com

namourya@gtlaw.com

Neither this Agreement nor any rights that may accrue to the undersigned hereunder may be transferred or assigned.

(b) This Agreement may not be modified, waived or terminated except both: (i) by an instrument in writing, signed by the party against whom enforcement of such modification, waiver, or termination is sought, and (ii) the consent of each of the Target Companies.

(c) This Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. Except as otherwise provided herein, this Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns. Each of the Company and Sponsor acknowledge and agree that each of the Target Companies is an express third party beneficiary hereof, entitled to specifically enforce the obligations of Sponsor hereunder to the full extent hereof and, in connection with the Transaction, each of the Target Companies has the right to seek and obtain an injunction, or other appropriate form of specific performance or equitable relief, to cause Sponsor to fund, directly or indirectly, its obligation and commitment to purchase the Commitment Shares pursuant to the terms hereof.

(d) Except as otherwise provided herein, this Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(e) If any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(f) This Agreement may be executed in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(g) The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

(h) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER STATE. EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

(i) Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any New York State court or Federal court of the United States of America sitting in New York City in the Borough of Manhattan (the “Chosen Courts”), in connection with any matter based upon or arising out of this Agreement. Each party hereof hereby waives, and shall not assert as a defense in any legal dispute, that (i) such person is not personally subject to the jurisdiction of the Chosen Courts for any reason, (ii) such legal proceeding may not be brought or is not maintainable in the Chosen Courts, (iii) such person’s property is exempt or immune from execution, (iv) such legal proceeding is brought in an inconvenient forum, or (v) the venue of such legal proceeding is improper. Each party hereof hereby consents to service of process in any such proceeding in any manner permitted by New York law, further consents to service of process by nationally recognized overnight courier service guaranteeing overnight delivery, or by registered or certified mail, return receipt requested, at its address specified pursuant to Section 8(a) and waives and covenants not to assert or plead any objection which they might otherwise have to such manner of service of process. Notwithstanding the foregoing in this Section 8(j), a party hereof may commence any action, claim, cause of action or suit in a court other than the Chosen Courts solely for the purpose of enforcing an order or judgment issued by the Chosen Courts. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES HEREOF WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS AGREEMENT WHETHER NOW EXISTING OR HEREAFTER ARISING. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT. FURTHERMORE, NO PARTY HEREOF SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date set forth above.

CARTESIAN GROWTH CORPORATION:

By:	/s/ Peter Yu
Name:	Peter Yu
Title:	Chief Executive Officer

CGC SPONSOR LLC

By:	/s/ Gregory Armstrong
Name:	Gregory Armstrong
Title:	Manager and Vice President